SECOND AMENDED AND RESTATED BYLAWS
OF
FORTITUDE LIFE INSURANCE & ANNUITY COMPANY
Article IMeetings of Shareholders
Section 1.Annual Meeting. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation, or at such other place as shall be set forth in the notice of meeting, on the first day of April or on such other date as the Board of Directors (the “Board”) or the President may determine, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.
Section 2.Special Meetings. Special meetings of the shareholders, to be held at the principal office of the corporation or elsewhere, may be called by the Board or the President.
Section 3.Notice of Meetings. Notice of the time, place, and, in the case of each special meeting, purpose shall be given by the Secretary by sending via mail, facsimile or electronic transmission a copy thereof to each shareholder entitled to vote at such shareholder’s address as it appears on the books of the corporation, or by delivering it to such shareholder in person, at least ten days and not more than sixty days prior to the date of such meeting.
Section 4.Stock List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be subject to the inspection of any shareholder, for any proper purpose and as described with reasonable particularity, beginning two business days after notice of the meeting is given for which the record was prepared. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination of any such stockholder who is present.
Section 5.Waiver of Notice of Meeting. Notice of any meeting of shareholders, annual or special, shall not be required to be given to any shareholder entitled to vote who shall attend such meeting in person or by proxy, or who shall before or after such meeting, either in person or by proxy waive notice of such meeting in accordance with law.
Section 6.Quorum; Adjournments of Meetings. At all meetings of the shareholders, except as otherwise provided by law, the holders of a majority of the outstanding stock of the corporation, present in person or by proxy and entitled to vote, shall constitute a quorum for the transaction of business, unless the representation of a larger number shall be required by law, in which event such number shall constitute a quorum. In the absence of a quorum, a majority in interest of the shareholders so present or represented may adjourn the meeting from time to time until a quorum is obtained. No notice shall be necessary for any such adjourned meeting except the statement at the meeting, which is adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 7.Organization. Except where otherwise provided by law, the President of the corporation, and in the President’s absence the Vice-President, shall call meetings of the shareholders and shall act as chairman of such meetings. In the absence of the President and Vice-President, a chairman shall be chosen by the shareholders present. The Secretary of the corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary the presiding officer may appoint any person to act as secretary of the meeting.
Section 8.Voting. At each meeting of the shareholders, every shareholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or such shareholder’s duly authorized attorney, and delivered to the secretary of the meeting, and such shareholder shall have one vote for each share of the voting stock outstanding in such shareholder’s name, except that the cumulative system of voting as required by the laws of Arizona shall govern the election of directors. Upon demand of any shareholder, the votes for directors or upon any question before the meeting shall be by ballot.
Section 9.Consent in Lieu of Meeting. Whenever the vote of shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the actions, if such meeting were held, shall consent in writing to such corporate actions being taken.
Article IIBoard of Directors
Section 1.Number, Qualifications, Election, and Term of Office. The number of directors of the Board shall be not less than five (5), nor more than fifteen (15). Each director shall be elected for a term of one year or until such director’s successor is elected and qualified, except as otherwise provided herein or required by law.
Section 2.Vacancies and Resignation. In case of any vacancy in the Board through death, resignation, disqualification, increase in number, or other cause, the remaining director or directors, although less than a quorum, by affirmative vote of a majority thereof may elect a successor or successors to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of such director’s successor. Any director of the corporation may resign by giving written notice to the President or Secretary, which resignation shall be effective on the date specified in the notice, or, if no date is specified, upon its acceptance by the Board.
Section 3.Powers and Duties. The Board shall have general power to manage and control the business and property of the corporation.
Section 4.Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Arizona as the Board may from time to time determine.
Section 5.Regular Meetings; Special Meetings. Regular meetings of the Board may be held at such time and place as may be determined by the Board. Special meetings of the Board shall be held at any time and place upon the call of the President, and must be called by the President on receipt of a written request of any director.
Section 6.Notice. Notice of the time, place, and purpose of every meeting of the Board shall be given to each director by the President or Secretary either by mail, facsimile, electronic transmission, personally, telegram or telephone at least two days before the meeting.
Section 7.Waiver of Notice of Meeting. Notice of any special meeting of the Board need not be given to any director who shall attend such meeting in person or shall participate in such meeting by telephone, or who shall before or after such meeting waive notice in writing, by facsimile or by email.

Section 8.Quorum. At all meetings of the Board, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transactions of business, except as otherwise provided by law. If at any meeting of the Board there shall be less than such quorum, the directors present may adjourn the meeting from time to time until a quorum is obtained. No notice shall be necessary for any such adjourned meeting except the statement at the meeting which is adjourned.
Section 9.Voting. The vote of a majority of the directors present at a meeting at which a quorum is present, but in no instance less than two directors, shall constitute the authorization of any proposal presented to the Board at such meeting.
Section 10.Organization. Every meeting of the Board shall be presided over by the Chairman of the Board, if one has been appointed, or in the Chairman’s absence the President. In the absence of the Chairman and the President, a presiding officer shall be chosen by the directors present. The Secretary of the corporation shall act as secretary of the meeting, but in the Secretary’s absence the presiding officer may appoint any person to act as secretary of the meeting.
Section 11.Action Without Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 12.Participation in Meetings by Conference Telephone. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 13.Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such meetings. The amount or rate of such compensation of members of the Board or of committees shall be established by the Board and shall be set forth in the minutes of the Board.
Section 14.Distributions. The Board of the corporation may, from time to time, distribute on a pro rata basis to its shareholders a portion of its assets, in cash or property pursuant to the provisions of A.R.S. § 10-640 as may be amended from time to time.
Section 15.Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall, notwithstanding any other provision in these bylaws to the contrary, preside at all meetings of shareholders and the Board. The Chairman shall have such powers and perform such other duties as may be prescribed by the Board.
Article IIIOfficers
Section 1.Number. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and a Chief Actuary and such other officers as may be appointed from time to time by the Board. One person may hold any two or more offices in the corporation.

Section 2.Election. The officers of the corporation shall be chosen by the Board, as it shall deem necessary, each of whom shall hold office during the pleasure of the Board and have such authority and perform such duties as the Board may from time to time determine.
Section 3.Removal and Resignation. Any officer, agent or employee of the corporation may be removed, with or without cause, by the Board, and may resign by giving written notice to the President or Secretary, which resignation shall be effective on the date specified in the notice, or, if no date is specified, upon its acceptance by the Board.
Section 4.President: Powers and Duties. The President shall, subject to the control of the Board, have general charge of the business of the corporation. The President shall keep the Board fully informed, shall freely consult with them concerning the business of the corporation, and shall perform such other duties as may be assigned to the President by the Board.
Section 5.Vice President: Powers and Duties. In the absence of the President, the Vice President (and if there be more than one, then the First Vice President, and in the First Vice President’s absence then the Second Vice President, and so on) shall assume and exercise all the powers of the President. The Vice President or Vice Presidents shall perform such other duties and have such other powers as the Board may prescribe.
Section 6.Secretary: Powers and Duties. The Secretary shall keep the minutes of all meetings in the books proper for that purpose. The Secretary shall attend to the giving and serving of all notices of the corporation. The Secretary shall have charge of the certificate books, stock books, and such other books and papers as the Board may direct. The Secretary shall make all such corporate records available for inspection as required by law.
Section 7.Treasurer: Powers and Duties. The Treasurer shall have the custody of all of the funds and securities of the corporation. The Treasurer shall endorse on behalf of the corporation, for collection, checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks as the Board may designate. The Treasurer shall sign all receipts and vouchers for payments made to the corporation. The Treasurer shall keep books of account of the financial business and affairs of the corporation, and shall render a statement of his accounts and records to the Board or to the shareholders at a meeting thereof whenever so required. The Treasurer shall exhibit all accounts and records to any director upon reasonable request. The Treasurer shall make all such records available for inspection as required by law.
Section 8.Chief Actuary. The Chief Actuary shall be responsible for all actuarial calculations and the preparation of all policy forms to be issued by the corporation, subject to the control of the Board and the President. The Chief Actuary shall exercise such powers and perform such other duties as relate to the offices of the Chief Actuary, and also such powers and duties as may be delegated or assigned to or required of the Chief Actuary by the bylaws or by or pursuant to the authorization of the Board or the President.
Article IVContracts, Checks, Drafts, Bank Accounts, Etc.
Section 1.Contracts. Any contract or instrument necessary for the business of the corporation may be signed by any officers thereunto authorized by the Board.
Section 2.Bank Accounts. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may select, or as may be selected by any officer or officers, agent or agents, of the corporation to whom such power may from time to time be delegated by the Board.

Section 3.Checks, Drafts, Etc. All checks, drafts, or orders for the payment of money, and all notes and other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, or person or persons, as shall from time to time be authorized so to do by resolution of the Board.
Article VShares and Their Transfer: Dividends
Section 1.Certificates of Stock. Certificates for the shares of the respective classes of capital stock of the corporation shall be numbered in the order of their issuance, and shall be signed by an officer or authorized representative of the corporation.
Section 2.Transfer of Stock. Transfers of the shares of the capital stock of the corporation shall be made on the books of the corporation only by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed by the shareholder and filed with the Secretary of the corporation, and on surrender of the certificate or certificates for such shares. Every certificate surrendered to the corporation shall be marked “Cancelled”, and no new certificate shall be issued in exchange therefore until the old certificate has been surrendered and cancelled. A person in whose name shares of stock stand on the books of the corporation shall be deemed the sole owner thereof as regards the corporation.
Section 3.Lost, Destroyed and Mutilated Certificates. The holder of any stock of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate thereof, and the Board may in its discretion cause a new certificate or certificates to be issued to such holder upon the surrender of the mutilated certificates or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the Board shall so require, upon the delivery to the corporation of a bond in such form and amount and with such surety or sureties as the Board may require.
Section 4.Sale of Shares for Nonpayment of Subscription. If one subscribing to purchase shares of the capital stock of the corporation shall fail to pay the subscription price therefor, or any part of such price, according to the terms of the subscription, or when called by the Board, the corporation may sell all of the shares held under the delinquent subscription in the manner herein set forth. No shares shall be sold pursuant to this section except after notice published in a newspaper of the county in which the articles of incorporation are filed, at least once a week for four weeks before the sale. The notice shall state the name of each delinquent shareholder, the number of shares for which payment is delinquent, and the time and place of the sale. Similar notice shall be deposited in the post office, postage prepaid, and directed to the delinquent shareholder at his address as it appears on the books of the corporation.
Section 5.Repurchase of Shares. The Board of the corporation may from time to time cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.
Article VIIndemnification
Directors and Officers of the corporation shall be indemnified to the fullest extent permitted by A.R.S. § 10-850, et seq., as the same currently exists or may hereafter be amended. This section shall apply to any liability of any spouse of any person to whom this section is applicable if the liability of said spouse is based on the conduct of the person covered by this action.

Article VIIAmendments
The shareholders or the Board may amend or change the bylaws of the corporation at any annual, regular or special meeting when the notice or waiver of notice of the meeting contains the amendments or changes proposed.
Article VIIICommittees
Section 1.Committees of Directors. The Board may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee and one (1) or more other committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. A committee, to the extent provided in the resolution of the board, shall have all the authority of the Board, except with respect to:
(a)the approval of any action which, under applicable law, also requires shareholders’ approval or approval of the outstanding shares;
(b)the filling of vacancies on the Board or in any committee;
(c)the fixing of compensation of the directors for serving on the board or any committee;
(d)the amendment or repeal of these bylaws or the adopting of new bylaws;
(e)the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;
(f)the appointment of any other committees of the Board or the members of such committees.
The Board may designate two or more directors to constitute an audit committee. The audit committee shall perform such functions as the bylaws or a resolution of the Board of the corporation may provide, except that if the corporation engages or proposes to engage an independent public accountant to review the preparation of and render reports on the financial statements of the corporation, notwithstanding any provisions of the bylaws or such resolution, the audit committee shall review, evaluate and advise the Board with respect to (A) the proposed engagement and any succeeding engagement of the accountant or any successor, and (B) the functions performed by the accountant pursuant to the terms of the accountant’s engagement.
The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by laws.
The Board may permit one (1) or more non-voting observers to attend meetings of the committees of the Board as it may determine from time to time; provided that no such observer shall have any right to manage or control the business and affairs of the corporation.
Section 2.Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article II of these bylaws, Section 4 (place of meetings), Section 5 (regular meetings; special meetings), Section 7

(notice), Section 8 (waiver of notice of meeting), Section 8 (quorum), Section 9 (voting), Section 11 (action without meeting) and Section 12 (participation in meetings by conference telephone), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

CERTIFICATION OF BYLAWS
I, Adam Greenhut, the duly elected and acting Assistant Secretary of Fortitude Life Insurance & Annuity Company, an Arizona corporation, hereby certify that annexed hereto are true, correct, complete and current copies of the duly adopted Bylaws of the Corporation to be effective upon April 1, 2022.
IN WITNESS WHEREOF, I have executed this Certification this April 26, 2022.

By: Adam Greenhut, Assistant Secretary